Exhibit 99.1

For Immediate Release
Hyliion Holdings Corp.
Press Contact
Ryann Malone
press@hyliion.com
(833) 495-4466

Investor Contact
Louis Baltimore
ir@hyliion.com
(833) 495-4466

HYLIION ANNOUNCES FORMER SECRETARY ELAINE CHAO TO JOIN BOARD OF DIRECTORS
Former U.S. Secretary of Transportation and Secretary of Labor brings extensive knowledge in transportation innovation and infrastructure

AUSTIN, Texas (August 24, 2021) -- Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today announced that the Honorable Elaine Chao will join its board of directors.

A highly experienced leader of large public, private and non-profit organizations, Elaine Chao brings an invaluable perspective on global competitiveness, workforce development, trends in governmental policies, and corporate governance.  While Secretary of Transportation, she advanced an agenda of American innovation in building the transportation system of the future.  During her time at the Department of Labor, Elaine Chao focused on increasing the competitiveness of America’s workforce in the global economy.

“Elaine Chao has had an incredibly distinguished career promoting innovation and American excellence, and we are fortunate to have her join our board,” said Thomas Healy, Founder and CEO of Hyliion. “She brings a wealth of knowledge and experience from both a transportation and competitiveness viewpoint that will support Hyliion as we continue to move along our path to commercialization and work toward our vision of a global net-carbon-negative commercial trucking industry,” Healy added.

Outside of her roles in the public sector, Elaine Chao has also served as President and Chief Executive Officer of United Way of America, head of the Peace Corps, and was a banker with Citicorp and Bank of America. She is an experienced board member, having served on a number of Fortune 500 public boards, and now serves on the board of Kroger Company.

Exhibit 99.1

Elaine Chao earned her Masters of Business Administration at Harvard Business School after graduating with an economics degree from Mt. Holyoke College. Recognized for her outstanding achievements, she is the recipient of 37 honorary Doctorate degrees.

About Hyliion
Hyliion Holdings Corp.’s (NYSE: HYLN) mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.

Forward Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one

Exhibit 99.1

or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

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